UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report:  February 2, 2004
       (Date of Earliest Event Reported:  February 2, 2004)

                        EL PASO CGP COMPANY
      (Exact name of Registrant as specified in its charter)


     Delaware             1-7176            74-1734212
  (State or other    (Commission File     (I.R.S. Employer
  jurisdiction of         Number)       Identification No.)
 incorporation or
   organization)

                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code (713) 420-2600


Item 5. Other Events and Regulation FD Disclosure
        -----------------------------------------
On February 2, 2004, at an investor conference sponsored by JPMorgan, Dwight Scott, El Paso Corporation's (our parent company, "El Paso") Chief Financial Officer, will provide an update on El Paso's progress in implementing the long range plan which was previously announced on December 15, 2003. Included in this presentation are the following updates:

A. Production Segment Updates
   --------------------------
Personnel Changes
-----------------
As   previously   announced,  Lisa  Stewart  commenced   her
employment  on  February 1, 2004, as  the  President  of  El
Paso's Production and Unregulated business unit.

Production Volumes Update
-------------------------
The production volumes for the fourth quarter of 2003 for El
Paso's Production unit averaged approximately 1 Bcfe per day.

The  production  volumes  for  El  Paso's  Production   unit
(including our volumes) are expected to average approximately
950 MMcfe per day for the month of January 2004, which is in line with the guidance El Paso provided in December.

Update on Reserve Analysis
--------------------------
As of January 1, 2003, our estimates of proved reserves were prepared internally by us and reviewed by a third party reserve engineering firm. We are in the process of preparing our estimates of proved reserves as of January 1, 2004. As we indicated in our 10-Q filing for the third quarter of 2003, we appointed Ryder Scott Co. as our primary reserve engineer. Ryder Scott Co. will prepare an independent reserve estimate for our properties as of January 1, 2004.

On December 15, 2003, in the presentation of El Paso's long range plan, Doug Foshee, El Paso's President and Chief Executive Officer, provided an update on this reserve analysis. In his presentation and in response to questions, Mr. Foshee indicated that El Paso was in the process of reviewing the reserve estimates and that El Paso would provide updates during the first quarter of 2004 as more information became available. Mr. Foshee indicated, however, that based upon recent production disappointments, especially in the South Texas region, there might be negative revisions to our proved reserve estimates.

On December 22, 2003, in the Risk Factors section of the prospectus for the debt exchange offer for El Paso Production Holding Company, an affiliate of ours and holder of a significant amount of El Paso's total reserves, it was stated that estimating reserves is a complex process and estimates are based on interpretations and assumptions, and that it was possible that the proved reserve estimates for this entity could be revised upon completion of the internal estimate and Ryder Scott Co.'s independent estimate of the properties.

On  December  23, 2003, in the Risk Factors section  of  the prospectus for El Paso's common stock offering, it was reiterated that due to the complex nature of estimating reserves, El Paso's proved reserve estimates could be revised upon completion of the internal estimate and Ryder Scott Co.'s independent estimate for El Paso's properties. El Paso also stated that the reported value of its reserves at year-end 2003 would be dependent on the price of natural gas at that time, and that based on production performance in certain of the basins over the last year, El Paso expects negative revisions to its previous reserve estimates. El Paso continued to provide updates by making a similar statement in the Risk Factors section of its January 6, 2004 common stock prospectus.

Although the preparation of our internal estimates and Ryder Scott Co.'s independent reserve estimate for all of El Paso's properties (including our properties) have not been completed at this time, we currently expect that we will have a material negative revision to our proved reserve estimates. The reported value of our reserves at year-end is also dependent on the price of natural gas, which has increased from the pricing used in valuing our reserves at the beginning of 2003. We expect to provide a further update of our proved reserve estimates and reported values of our reserves as soon as more complete information becomes available, which we would expect to have no later than by mid-February 2004.

B.   Asset Sales Update
     ------------------
El Paso's long range plan included planned asset sales of $3.3 billion to $3.9 billion. As of February 1, 2004, El Paso announced or closed $2.3 billion of such asset sales. The significant transaction announced or closed since then that directly affects us is the following:

Eagle Point Transaction
-----------------------
On January 14, 2004, we announced that we closed the sale of
the   Coastal  Eagle  Point  refinery  and  related  working
inventories to Sunoco, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, El Paso's ability to implement and achieve its objectives in the long-range plan; El Paso's and our ability to divest of certain assets; changes in reserves estimates based upon internal and third party reserve analyses; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Item 9.  Regulation FD Disclosure
         ------------------------
      Attached is the presentation dated February 2, 2004 to be made at the JPMorgan conference by El Paso's Chief Financial Officer. The attached Exhibit 99.A is not filed, but is furnished to comply with Regulation FD. The information disclosed in this Item 9 is not considered to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.

     (a)  Exhibits.

          Exhibit
          Number    Description
          -------   -----------

           99.A        Slide Presentation dated February 2, 2004.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CGP COMPANY


                              By: /s/ Jeffrey I. Beason
                                 -----------------------
                                   Jeffrey I. Beason
                                 Senior Vice President
                                     and Controller
                             (Principal Accounting Officer)

Dated:  February 2, 2004



                           EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------

      99.A        Slide Presentation dated February 2, 2004.